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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


To Inland Resources Inc.:

         We consent to the incorporation by reference in this Form 10-K of our reserve report and all schedules, exhibits, and attachments thereto, to any reference made to us in Form 10-K as a result of such incorporation and to the incorporation by reference thereof into Inland's registration statements on Form S-8 (File No. 33-41662), Form S-8 (File No. 333-27449), Form S-8 (File No.
33-84640), Form S-3 (File No. 33-84766), Form S-8 (File No. 333-43430), Form S-8
(File No. 333-43432), and Form S-8 (File No. 333-43434).


                                  /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                                  -------------------------------------------
                                  RYDER SCOTT COMPANY PETROLEUM ENGINEERS
Denver, Colorado
March 29, 2001